Exhibit 99.1

GENERAL CANNABIS CORP. NAMES INDUSTRY LEADER AND
BANKING EXECUTIVE STEVE GUTTERMAN AS CEO

For Immediate Release – Denver, CO (December 16, 2019) – General Cannabis Corp (OTCQX: CANN), a leading provider of products and services to the regulated cannabis industry, today announced that Steve Gutterman—one of the cannabis industry’s most recognized leaders—has joined the company as Chief Executive Officer and a member of its Board of Directors, effective immediately.  Michael Feinsod, who has served as CEO since January, steps down from that role while continuing as Executive Chairman of the company.

Gutterman brings more than two decades of success building and leading high growth businesses in highly regulated industries, with an extraordinary record of having increased annual revenue and market capitalization of the companies he has led by over $500 million and $2 billion, respectively. Most recently, Gutterman served as President of Harvest Health & Recreation (CSE:HARV), one of the largest cannabis multi-state operators in the US, where he was instrumental in taking the company public and led its global operations. Prior to that, he served as CEO of market research company Mobile Accord and before that as Executive Vice President and Chief Operating Officer of E*TRADE Bank (NASDAQ: ETFC), a $35 billion federally regulated thrift.

“Steve is one of the most impactful, innovative and respected leaders in the cannabis industry—hands down—and landing him as our CEO is a transformative moment for General Cannabis,” said Feinsod. “The opportunity for our company is extraordinary, as we continue to generate record revenue, expand our core businesses, and aggressively enter the growing space to own and operate licensed cannabis assets.  Steve’s extensive track record in M&A, integration, capital raises and executive leadership will enable us to accelerate our top and bottom-line growth and deliver meaningful value to shareholders.”

General Cannabis Corp. is a trusted partner to cultivation, production and retail cannabis operations and provides important operational and infrastructural support to cannabis operators across the US.  Over the last several years, the company has completed multiple strategic acquisitions, last quarter announced record revenue and is poised to opportunistically acquire and operate cannabis assets.

“I am incredibly excited to join and lead General Cannabis Corp.,” Gutterman said.  “This is an extraordinary and singular moment for the cannabis sector, as our industry’s growth dramatically accelerates.  General Cannabis Corp. is a company poised for tremendous expansion and success, particularly with a portfolio of synergistic operating units servicing the entire cannabis industry and the opportunity to own and operate established cannabis assets in mature markets.  I look forward to working closely with Michael Feinsod, our experienced Board, and the talented General Cannabis team to implement our ‘Cannabis 3.0’ strategy and establish General Cannabis Corp. as one of leading companies in the industry.”

Gutterman continued, “We believe that in Cannabis 3.0, it is the second mover that has an advantage. We will seek to acquire already-successful, profitable assets in mature markets that require relatively little capital to continue to develop.  We look forward to making additional announcements as we execute on our strategy.”

About General Cannabis Corp.

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. The Company is a trusted partner to the cultivation, production and retail sides of the cannabis business. It achieves this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, the Company’s divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. The Company’s website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements relating to the following: the expected benefits to the Company of Mr. Gutterman’s appointment as CEO and a member of the Board of Directors; the extraordinary opportunity for the Company; the ability of the Company to accelerate top and bottom line growth and deliver meaningful value to shareholders; establishing the Company as one of the leading companies in the industry; and the Company’s plan to seek to acquire assets in mature markets that require relatively little capital to continue to develop.  Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions. General Cannabis has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those factors described from time to time in General Cannabis’s most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact:
Michael Feinsod
General Cannabis Corp
(303) 759-1300

 michael@generalcann.com

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